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                                                                     Exhibit 23




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS:

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Rural Cellular Corporation's previously filed Registration Statements on Form S-8 (File Numbers 333-10815, 333-10817 and 333-57653).



                                        ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
March 30, 1999